UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report (Date of earliest event reported)    October 13, 2026

AVNET, INC.

(Exact name of registrant as specified in its Charter)

New York	1-4224	11-1890605
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

2150 East Warner Road, Tempe, Arizona	85284
(Address of principal executive offices)	(Zip Code)

(480) 643-2000

(Registrant’s telephone number, including area code.)

N/A

(Former name and former address, if changed since last report.)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered:
Common stock, par value $1.00 per share	AVT	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

On October 13, 2026, Avnet, Inc. (the “Company”) and Avnet Holding Europe BV (“Avnet Europe”) entered into Amendment No. 3 to the Third Amended and Restated Credit Agreement (“the Amendment”), which amends the Third Amended and Restated Credit Agreement, dated January 17, 2025 (as amended from time to time, including by the Amendment, the “Credit Agreement”), among the Company, Avnet Europe, Bank of America, N.A., as the administrative agent, and the lenders party thereto.

The Amendment provides for, among other things, (i) an increase in the aggregate commitments under the Credit Agreement by $1,000,000,000 to a total commitment amount of $2,750,000,000, (ii) an increase in the maximum additional commitments that can be requested by the Company to $1,000,000,000 and (iii) elimination of the SOFR credit spread adjustment to the interest rate. The other terms of the Credit Agreement remain substantially the same as under the previously effective Credit Agreement.

The description of the Amendment set forth above is only a summary of its material terms and does not purport to be complete, and is qualified in its entirety by reference to the full and complete terms contained in the Amendment, which is filed as Exhibit 10.1 to this Form 8-K and incorporated into this Item 1.01 by reference. The Amendment is not intended to be a source of factual, business or operational information about the Company or its subsidiaries. The representations, warranties and covenants contained in the Amendment were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the agreement, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

Some or all of the parties to the Amendment, or their affiliates, have in the past provided investment or commercial banking services to the Company and its affiliates for which they received customary fees and expenses, and they may provide similar services in the future.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required hereunder is provided under Item 1.01 above and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description

10.1	Amendment No. 3, dated as of October 13, 2026, to the Third Amended and Restated Credit Agreement dated January 17, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2026	AVNET, INC.

	By:	/s/ Kenneth A. Jacobson
Name: Kenneth A. Jacobson
Title: Chief Financial Officer